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Exhibit 1.2


                                UTEK CORPORATION
                        1,000,000 Shares of Common Stock


                         AGREEMENT BETWEEN UNDERWRITERS


                                                              New York, New York
                                                                          , 2000

To:      Artesia Securities S.A./NV
         WTC Tower 1
         Boulevard de Roi Albert, 30-B18
         B-1000 Brussels, Belgium

Dear Sirs:

                  Utek Corporation (the "Company") proposes to enter into an underwriting agreement, substantially in the form attached hereto as Exhibit A (the "Underwriting Agreement"), with May Davis Group, Inc. ("May Davis") and Artesia Securities S.A./NV ("Artesia", May Davis and Artesia are collectively referred to as the "Underwriters"), acting severally and not jointly, with respect to the purchase from the Company of an aggregate of 1,000,000 shares (the "Offered Shares"), $.001 par value (the "Common Shares"). The Underwriting Agreement also provides for the grant to the Underwriters, individually, and not as Underwriters of the Underwriters, of up to an additional 150,000 Shares (the "Optional Shares"), at their option, for the sole purpose of covering over-allotments in the sale of the Offered Shares. The Offered Shares are described in the Registration Statement and Prospectus (as defined in the Underwriting Agreement).

                  The Underwriters hereby confirm our agreement with respect to the proposed purchase by the Underwriters severally of the Offered Shares and the Optional Shares, and the proposed offering of the Offered Shares and the Optional Shares, as follows:


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1. Authority of the Underwriters. Each Underwriter hereby severally authorizes the Underwriters on such Underwriter's behalf to (a) enter into an Underwriting Agreement with the Company substantially in the form attached hereto as Exhibit A; (b) determine, with each other's consent, the date specified by which the Registration Statement is to become effective and fix and extend, to not later than 10:00 a.m., New York City time, on the third full business day after the Registration Statement shall have become effective (or any postponed date pursuant to the Underwriting Agreement), the Closing Date (referred to in the Underwriting Agreement) for the purchase of Offered Shares, unless such date and
(c) exercise the authority and discretion vested in the Underwriters by the Underwriting Agreement.

                  With respect to the 1,000,000 Offered Shares, each of May Davis and Artesia agree to purchase 500,000 Offered Shares from the Company. With respect to the Underwriters' Warrants, each of May Davis and Artesia shall purchase 50,000 warrants. In the event that the Underwriter's Over-Allotment Option is exercised, each shall purchase an amount of Underwriters' Warrants equal to 10% of the Over-Allotment Shares purchased by or for the account of each Underwriter. With respect to the three percent (3%) non-accountable expense allowance payable under the Underwriting Agreement ($180,000 with respect to an offering of $6,000,0000 and $217,000 with respect to an offering of $6,900,000 if the Over-Allotment Option is exercised in full), May Davis and Artesia shall each receive one and one-half percent (1.5%) of the gross proceeds of the offering. Each of May Davis and Artesia shall bear their own expenses in connection with the offering of the Offered Shares, including fifty percent of the fees and expenses of McLaughlin & Stern LLP, counsel to the underwriters. The obligations of the Underwriters with respect to the purchase of the Offered Shares and the Underwriters' Warrants are several and not joint.




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                  The Underwriters agree that the payments of the advisory fee payable under the Financial Advisory Agreement shall be paid to May Davis.

                  The initial public offering of the Offered Shares is to be made on the date and at the public offering price fixed by the Underwriters. The Underwriters may vary such price and the dealers' concession and reallowance from time to time after the initial public offering.

                  The initial public advertisement will appear on the date of the public offering of the Shares or the day following and will be over the Underwriters's name and the names of such other Underwriters as the Underwriters may determine. After such advertisement has appeared, but not before, any Underwriter may advertise at its own risk and expense.

                  2. Compliance with NASD Conduct Rules Artesia represents that it is a foreign dealer not eligible for membership in the National Association of Securities Dealers Inc. ("NASD") and that it is not affiliated with any member of the NASD. Artesia agrees to comply, as if it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules of the NASD and to comply with Rule 2420 as such Rules apply to a non-member broker/dealer in a foreign country and to make no sales within the United States or to persons who are citizens thereof or residents therein.

                  3. Sales to Institutions, Dealers, Etc. Each Underwriter may sell the Offered Shares to securities dealers selected by the Underwriter making such sale (the "Dealers"), who may include any of the several Underwriters, in such proportion as the Underwriters may determine. Each Dealer will be a member of the NASD or, if a foreign dealer not eligible for membership in the NASD, will agree to conform to the provisions of the Conduct Rules of the NASD in making sales outside the United States and to make no sales within the United States or to persons who are citizens thereof or residents therein. Sales to Dealers will be made less such Dealers' selling concession and other terms and conditions as the Underwriters will determine.





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                  4. Sales by Underwriters. Each Underwriter agrees that for 25 days after the initial public offering of the Offered Shares or until notification by May Davis terminating this provision, whichever is earlier, all sales of the Common Shares by it or on its behalf will be made in all respects in compliance with and subject to the provisions of a selected dealer agreement, if any, provided that May Davis and Artesia may make sales for its account pursuant to this Agreement

                  Artesia agrees to advise May Davis, upon May Davis' request, of the number of Offered Shares purchased pursuant to the Underwriting Agreement remaining unsold by it.

                  5. Payment and Delivery. At or before 9:00 a.m., New York City time, on the Closing Date, Artesia agrees to deliver to May Davis at its offices at One World Trade Center, New York, New York, a certified or official bank check payable to May Davis Group Inc. in New York Clearing House funds, in an amount equal to the full purchase price of the Offered Shares which Artesia is to purchase on such date pursuant to the Underwriting Agreement. Artesia authorizes May Davis(a) to deliver Artesia's check or checks in payment for the Offered Shares which Artesia is to purchase, and (b) to receive the certificates for the Common Shares comprising the Offered Shares registered in the name of Artesia or in any other name or form as Artesia deems desirable.







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                  6        Stabilization.

                           (a) To enable May Davis to effect transactions for
the purpose of stabilizing the market in the Common Shares, Artesia authorizes May Davis for Artesia's account, prior to the termination of this Agreement, or for such longer period as may be necessary to cover any short position incurred for the accounts of the Underwriters under this authority, (i) to buy and sell the Common Shares in the open market or otherwise on a when-issued or when-delivered basis or otherwise, at such price or prices as May Davis may determine, (ii) in arranging for such sales of the Common Shares to Dealers and others, to over-allot and (iii) in order to cover any such over-allotments, to exercise in whole or in part the over-allotment option granted to the Underwriters pursuant to the provisions of the Underwriting Agreement and to purchase Common Shares pursuant to such exercise. It is understood that such purchases and sales, over-allotments and exercises shall be made for the respective accounts of the Underwriters as nearly as practicable equally between May Davis and Artesia. Artesia authorizes May Davis to charge Artesia's account with the cost of any Common Share so purchased for Artesia's account and agrees to deliver to May Davis on demand Common Shares to the extent thereof so sold for Artesia's account. This provision is not an assurance that the price of the Common Shares will be stabilized or that stabilization, if commenced, may not be discontinued at any time. If pursuant to the provisions of this section and prior to the termination of this Agreement (or, prior to such earlier date as May Davis may have determined) May Davis purchases or contracts to purchase for Artesia's account in the open market or otherwise any Common Shares which were retained by or released to Artesia for direct sale, or on Common Shares which may have been issued in exchange for such Common Shares, Artesia authorizes May Davis either to charge Artesia's account with an amount equal to the concession to Dealers with respect thereto, which amount shall be credited against the cost of such Common Shares, or to require Artesia to repurchase such Common Shares, at a price equal to the total cost of such purchase, including broker's commissions or dealer's mark-up, if any. In lieu of such action May Davis may, in its discretion, sell for Artesia's account the Common Shares so purchased and debit or credit Artesia's account for the loss or profit resulting from such sale.


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                                    May Davis will have authority to pay on
behalf of Artesia such commissions, taxes and other expenses as May Davis may deem proper in connection with such purchases and sales and to charge the account of Artesia with commissions, taxes and appropriate expenses on purchases and sales effected by May Davis. This provision is not an assurance that the price of the Offered Shares will be stabilized or that stabilization, if commenced, will not be discontinued at any time.

                           (b)      Artesia authorizes May Davis to file with
the Commission any and all reports required by Rule 17a-2 under the Securities Act of 1934, as amended (the "Exchange Act"), or any other applicable rule of the commission, in connection with any purchases or sales made by May Davis for the account of Artesia pursuant to the foregoing authorization. May Davis will advise Artesia promptly of the dates on which May Davis commences and terminates any such transactions. Each Underwriter has, and assumes for itself, the responsibility for making the reports required by such rules with respect to its own transactions which are subject thereto. Each Underwriter shall retain the records required by such rules with respect to its own transactions which are subject thereto.

                           (c)      Until the termination of this Agreement or
prior notification by May Davis, May Davis will have the sole right to effect stabilizing transactions in the Shares. Each Underwriter agrees that until such time it will not make any purchases or sales of the Common Shares of the Company except (i) pursuant to the Underwriting Agreement or this Agreement, (ii) pursuant to authorization received from the Underwriters, or (iii) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order.



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                  7. Indemnification. Each Underwriter, severally, will
indemnify and hold harmless the other Underwriter, any person who may be deemed to control any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), and each officer, director, partner, employee and agent of any other Underwriter, to the extent and upon the terms set forth in the Underwriting Agreement. Such indemnity will survive the termination of this Agreement and will remain in full force and effect regardless of any investigation made by, or on behalf of, such other Underwriter or such persons.


                  8. Termination of Agreement. Except as to accrued obligations and except as otherwise provided herein, this Agreement will terminate (a) at the close of business on the 20th day following the effective date of the Registration Statement, or (b) at such other date, but in no event more than 40 days following such effective date, as May Davis may fix by notice to Artesia, or (c) if the Underwriting Agreement will be terminated, in accordance with its terms. Such termination, however, will not relieve any Underwriter from its proportionate share of any charges, liabilities or expenses incurred prior thereto.


                  9. Settlement of Accounts. Accounts will be closed and settled under this Agreement as soon as practicable after termination. At such time any Common Shares held by May Davis for the account of Artesia shall be distributed by May Davis to Artesia, and the net credit or debit balance of Artesia will be paid to it or collected from Artesia by May Davis, but the May Davis may establish reasonable reserves against any claims and expenses not then ascertained. Notwithstanding any distribution or settlement on the termination of accounts, each Underwriter will remain liable for its proper proportion of any tax or other liability which may be asserted against any one or more of the Underwriters in respect of this Agreement or the Underwriting Agreement based upon the claim that the Underwriters constitute a partnership, an association, an unincorporated business or other separate entity, and each Underwriter agrees to pay its proper proportion of the expenses of resisting any such claim. The provisions of this Section 9 will survive the termination of this Agreement.


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                  9. Compliance with Exchange Act, Etc. Each Underwriter will comply with any applicable provisions of the Exchange Act or regulations of the Securities and Exchange Commission.

                  10. Registration Statement; Prospectus. Each Underwriter confirms (a) that it has examined each Preliminary Prospectus, the Registration Statement and the form of Prospectus (and any amendments or supplements thereto) referred to in the Underwriting Agreement; (b) that the information therein is correct and not misleading insofar as such information relates to such Underwriter; and (c)that it is willing to accept the responsibilities under the Securities Act of an underwriter named in the Registration Statement and is willing to proceed with the underwriting in the manner contemplated thereby. Artesia authorizes May Davis, on behalf of Artesia, to consent to the filing of any further amendments or supplements to any Preliminary Prospectus, the Registration Statement or the Prospectus.





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                  10. Status of Underwriters and Underwriters. Nothing contained herein shall constitute the Underwriters, or any of them, partners or render any of them liable to make payments otherwise than as herein provided, or impair the several nature of their obligations under this Agreement and the Underwriting Agreement.

                  11. Default by an Underwriter. If any Underwriter shall fail or refuse to purchase any of the Offered Shares that it has severally agreed to purchase and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such amount of Offered Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters for the purchase or sale of any of the Offered Shares under the Underwriting Agreement. In any such case, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this section shall not relieve the defaulting Underwriter from liability in respect of its default under this Agreement.

                  12. Liability of Underwriters. Except as expressly stated herein, or as may arise under the Securities Act, the Underwriters will not be under any liability for, or in respect of: the validity or value of the Common Shares; the form of, or the statements contained in, the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendments or supplements thereto), or any supplemental sales data or other letters or instruments executed by, or obtained from, the Company; the form or validity of the Underwriting Agreement or this Agreement; the eligibility of the Common Shares for sale under the laws of any state or jurisdiction; the delivery of the Shares; the performance by the Company or others of any agreement on its or their part; or any matter in connection with any of the foregoing, except the Underwriters's own lack of good faith.


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                  13. Notices. Any notice to any Underwriter will be deemed
to have been duly given if mailed, telecopied or delivered to such Underwriter at the address set forth in the Underwriter's Agreement.

                  14. Construction of Agreement. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed in such State. Any actions brought with respect to any disputes arising under this Agreement shall be brought in the Southern District of New York or the state courts of the State of New York. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement.

                  15. Headings. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect any of the terms or provisions hereof.


                  16. Counterparts. This Agreement may be signed in any number of counterparts which, taken together, will constitute one and the same instrument.


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                                                 Very truly yours,

                                                 MAY DAVIS GROUP, INC.


                                                 By:/s/
                                                 ------------------------------




Confirmed as of the date
first above written:

ARTESIA SECURITIES, S.A./NV

_____________________________________


By:__________________________________
         Authorized Signature






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